Exhibit 99.1
News Release
Pentair Reports Strong Fourth Quarter and Full Year 2023 Results
•Fourth quarter sales of $985 million; full year 2023 sales of $4.1 billion.
•Operating income in the fourth quarter increased 50 percent to $167 million reflecting ROS of 17.0 percent, an increase of 590 basis points when compared to fourth quarter 2022; on an adjusted basis, ROS expanded 190 basis points to 20.1 percent. Full year operating income increased 24 percent to $739 million reflecting ROS of 18.0 percent, an increase of 360 basis points from the prior year; on an adjusted basis, ROS expanded 220 basis points to 20.8 percent.
•Fourth quarter GAAP EPS of $1.25 and adjusted EPS of $0.87; full year 2023 GAAP EPS of $3.75 and adjusted EPS of $3.75.
•Full year net cash provided by operating activities of continuing operations was $621 million, an increase of $257 million compared to the prior year and free cash flow provided by continuing operations for the full year was $550 million, an increase of $267 million compared to full year 2022.
•The Company introduces 2024 GAAP EPS guidance of $3.82 to $3.92 and adjusted EPS guidance of $4.15 to $4.25.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — January 30, 2024 — Pentair plc (NYSE: PNR) today announced fourth quarter 2023 sales of $985 million. Sales were down 2 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 2 percent in the fourth quarter. Fourth quarter 2023 earnings per diluted share from continuing operations (“EPS”) were $1.25 compared to $0.58 in the fourth quarter of 2022. On an adjusted basis, the Company reported EPS of $0.87 compared to $0.82 in the fourth quarter of 2022. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2023 operating income was $167 million, up 50 percent compared to operating income for the fourth quarter of 2022, and return on sales (“ROS”) was 17.0 percent, an increase of 590 basis points when compared to the fourth quarter of 2022. On an adjusted basis, the Company reported segment income of $198 million, up 8 percent for the fourth quarter of 2023 compared to segment income for the fourth quarter of 2022, and ROS was 20.1 percent, an increase of 190 basis points when compared to the fourth quarter of 2022.
“Our strong results in 2023 reflected the power of our balanced and resilient water portfolio, our focused growth strategy, and solid execution from our relentless team,” said John L. Stauch, Pentair’s President and Chief Executive Officer. “Each of our three segments drove record margins in 2023. Our Transformation initiatives remain on track and have yielded strong margin expansion to continue to deliver shareholder value. In 2023, we generated significant free cash flow and continued to pay down debt, ending the year with an even stronger balance sheet. And, we raised our dividend for the 48th consecutive year which further solidified our status as a dividend aristocrat.”
Full year 2023 sales were $4.1 billion. Sales were flat compared to sales last year. Excluding currency translation, acquisitions and divestitures, core sales declined 5 percent in 2023. Full year 2023 EPS from continuing operations was $3.75 compared to $2.92 in 2022. On an adjusted basis, the Company reported EPS of $3.75 compared to $3.68 in 2022.
Full year 2023 operating income was $739 million, up 24 percent compared to operating income in 2022, and ROS was 18.0 percent, an increase of 360 basis points when compared to 2022. On an adjusted basis, the Company reported segment income of $855 million, up 11 percent in 2023, compared to segment income in 2022, and ROS was 20.8 percent, an increase of 220 basis points when compared to 2022.
Flow (previously named “Industrial and Flow Technologies”) sales were up 1 percent in the fourth quarter of 2023 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 1 percent in the fourth quarter. Segment income of $65 million was flat compared to the fourth quarter of 2022, and ROS was 17.2 percent, a decrease of 20 basis points when compared to the fourth quarter of 2022.
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Flow sales were up 5 percent for the full year of 2023 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 5 percent in 2023. Segment income of $282 million was up 17 percent compared to 2022, and ROS was 17.8 percent, an increase of 170 basis points when compared to 2022.
Water Solutions sales were down 5 percent in the fourth quarter of 2023 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 4 percent in the fourth quarter. Segment income of $52 million was up 15 percent compared to the fourth quarter of 2022, and ROS was 19.1 percent, an increase of 320 basis points when compared to the fourth quarter of 2022.
Water Solutions sales were up 19 percent for the full year of 2023 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 1 percent in 2023. Segment income of $248 million was up 66 percent compared to 2022, and ROS was 21.0 percent, an increase of 590 basis points when compared to 2022.
Pool sales were down 2 percent in the fourth quarter of 2023 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 2 percent in the fourth quarter. Segment income of $105 million was up 5 percent compared to the fourth quarter of 2022, and ROS was 31.3 percent, an increase of 220 basis points when compared to the fourth quarter of 2022.
Pool sales were down 18 percent for the full year of 2023 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 18 percent in 2023. Segment income of $417 million was down 10 percent compared to 2022, and ROS was 31.0 percent, an increase of 270 basis points when compared to 2022.
Full year net cash provided by operating activities of continuing operations was $621 million and free cash flow from continuing operations was $550 million.
Pentair paid a regular cash dividend of $0.22 per share in the fourth quarter of 2023. Pentair previously announced on December 11, 2023 that it will pay a regular quarterly cash dividend of $0.23 per share on February 2, 2024 to shareholders of record at the close of business on January 19, 2024. This dividend reflects a 5 percent increase in the Company’s regular cash dividend rate and marks the 48th consecutive year that Pentair has increased its dividend.

OUTLOOK
Mr. Stauch concluded, “As we look to 2024, we are committed to driving growth, profitability and returns by focusing on our mission to help the world sustainably move, improve, and enjoy water, life’s most essential resource. We are investing in key areas to drive long-term growth and optimizing our sourcing and operational footprint which we expect to continue to drive further margin expansion in 2024 as these Transformation initiatives scale.”
The Company is introducing 2024 GAAP EPS guidance of approximately $3.82 to $3.92 and on an adjusted basis of approximately $4.15 to $4.25, which includes a $0.07 negative impact, primarily driven by changes in global tax standards. This is an increase of 11 percent to 13 percent compared to 2023. The Company anticipates full year 2024 sales to increase 2 percent to 3 percent on a reported basis.
In addition, the Company introduces first quarter 2024 GAAP EPS of approximately $0.81 to $0.84 and on an adjusted EPS basis of approximately $0.88 to $0.91. The Company expects first quarter sales to be down approximately 2 percent to 3 percent on a reported basis compared to first quarter 2023.

EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the Company’s fourth quarter and full year 2023 results on a conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases, or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to international hostilities; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and Transformation Program; the impact of raw material, logistics and labor costs and other inflation; volatility in currency exchange rates and interest rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; risks associated with operating foreign businesses; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and ESG goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we help the world sustainably move, improve, and enjoy water, life’s most essential resource. From our residential and commercial water solutions, to industrial water management and everything in between, Pentair is focused on smart, sustainable water solutions that help our planet and people thrive.

Pentair had revenue in 2023 of approximately $4.1 billion, and trades under the ticker symbol PNR. With approximately 10,500 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS:

Shelly Hubbard	Rebecca Osborn
Vice President, Investor Relations	Director, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: shelly.hubbard@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$984.6	$1,002.9	$4,104.5	$4,121.8
Cost of goods sold	618.5	678.1	2,585.3	2,757.2
Gross profit	366.1	324.8	1,519.2	1,364.6
% of net sales	37.2%	32.4%	37.0%	33.1%
Selling, general and administrative	175.6	190.1	680.2	677.1
% of net sales	17.8%	19.0%	16.6%	16.4%
Research and development	23.5	23.1	99.8	92.2
% of net sales	2.4%	2.3%	2.4%	2.2%
Operating income	167.0	111.6	739.2	595.3
% of net sales	17.0%	11.1%	18.0%	14.4%
Other expense (income)
Gain on sale of businesses	—	—	—	(0.2)
Other expense (income)	6.4	(17.4)	2.0	(16.9)
Net interest expense	26.6	27.6	118.3	61.8
% of net sales	2.7%	2.8%	2.9%	1.5%
Income from continuing operations before income taxes	134.0	101.4	618.9	550.6
(Benefit) provision for income taxes	(74.1)	5.1	(4.0)	67.4
Effective tax rate	(55.3)%	5.0%	(0.6)%	12.2%
Net income from continuing operations	208.1	96.3	622.9	483.2
Loss from discontinued operations, net of tax	(0.1)	(1.3)	(0.2)	(2.3)
Net income	$208.0	$95.0	$622.7	$480.9
Earnings (loss) per ordinary share
Basic
Continuing operations	$1.26	$0.59	$3.77	$2.93
Discontinued operations	—	(0.01)	—	(0.01)
Basic earnings per ordinary share	$1.26	$0.58	$3.77	$2.92
Diluted
Continuing operations	$1.25	$0.58	$3.75	$2.92
Discontinued operations	—	(0.01)	—	(0.02)
Diluted earnings per ordinary share	$1.25	$0.57	$3.75	$2.90
Weighted average ordinary shares outstanding
Basic	165.3	164.5	165.1	164.8
Diluted	166.7	165.2	166.3	165.6
Cash dividends paid per ordinary share	$0.22	$0.21	$0.88	$0.84

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2023	December 31, 2022
In millions
Assets
Current assets
Cash and cash equivalents	$170.3	$108.9
Accounts receivable, net	561.7	531.5
Inventories	677.7	790.0
Other current assets	159.3	128.1
Total current assets	1,569.0	1,558.5
Property, plant and equipment, net	362.0	344.5
Other assets
Goodwill	3,274.6	3,252.6
Intangibles, net	1,042.4	1,094.6
Other non-current assets	315.3	197.3
Total other assets	4,632.3	4,544.5
Total assets	$6,563.3	$6,447.5
Liabilities and Equity
Current liabilities
Accounts payable	$278.9	$355.0
Employee compensation and benefits	125.4	106.0
Other current liabilities	545.3	602.1
Total current liabilities	949.6	1,063.1
Other liabilities
Long-term debt	1,988.3	2,317.3
Pension and other post-retirement compensation and benefits	73.6	70.8
Deferred tax liabilities	40.0	43.3
Other non-current liabilities	294.7	244.9
Total liabilities	3,346.2	3,739.4
Equity	3,217.1	2,708.1
Total liabilities and equity	$6,563.3	$6,447.5
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In millions	2023	2022
Operating activities
Net income	$622.7	$480.9
Loss from discontinued operations, net of tax	0.2	2.3
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(2.8)	(1.8)
Depreciation	59.5	54.1
Amortization	55.3	52.5
Gain on sale of businesses	—	(0.2)
Deferred income taxes	(92.5)	(44.8)
Share-based compensation	29.1	24.9
Asset impairment and write-offs	7.9	25.6
Amortization of bridge financing debt issuance costs	—	9.0
Pension and other post-retirement expense (benefit)	12.1	(12.2)
Pension and other post-retirement contributions	(8.7)	(8.8)
Gain on sale of assets	(3.4)	(2.3)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(24.4)	30.4
Inventories	109.6	(187.0)
Other current assets	(29.1)	(16.5)
Accounts payable	(75.1)	(56.9)
Employee compensation and benefits	17.2	(35.2)
Other current liabilities	(59.5)	46.5
Other non-current assets and liabilities	2.7	3.8
Net cash provided by operating activities of continuing operations	620.8	364.3
Net cash used for operating activities of discontinued operations	(1.6)	(1.0)
Net cash provided by operating activities	619.2	363.3
Investing activities
Capital expenditures	(76.0)	(85.2)
Proceeds from sale of property and equipment	5.6	4.1
Acquisitions, net of cash acquired	(0.6)	(1,580.9)
(Payments) receipts upon the settlement of net investment hedges	(18.5)	78.9
Other	4.1	0.3
Net cash used for investing activities	(85.4)	(1,582.8)
Financing activities
Net (repayments) borrowings of revolving long-term debt	(320.0)	124.5
Proceeds from long-term debt	—	1,391.3
Repayments of long-term debt	(12.5)	(88.3)
Debt issuance costs	—	(15.8)
Shares issued to employees, net of shares withheld	9.6	(2.7)
Repurchases of ordinary shares	—	(50.0)
Dividends paid	(145.2)	(138.6)
Receipts upon the settlement of cross currency swaps	—	12.3
Net cash (used for) provided by financing activities	(468.1)	1,232.7
Effect of exchange rate changes on cash and cash equivalents	(4.3)	1.2
Change in cash and cash equivalents	61.4	14.4
Cash and cash equivalents, beginning of year	108.9	94.5
Cash and cash equivalents, end of year	$170.3	$108.9

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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Years ended December 31
In millions	2023	2022
Net cash provided by operating activities of continuing operations	$620.8	$364.3
Capital expenditures	(76.0)	(85.2)
Proceeds from sale of property and equipment	5.6	4.1
Free cash flow from continuing operations	$550.4	$283.2
Net cash used for operating activities of discontinued operations	(1.6)	(1.0)
Free cash flow	$548.8	$282.2

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2023
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Flow	$391.8	$411.6	$400.2	$378.5	$1,582.1
Water Solutions	272.0	336.2	299.4	269.6	1,177.2
Pool	364.3	334.3	308.8	336.2	1,343.6
Other	0.5	0.4	0.4	0.3	1.6
Consolidated	$1,028.6	$1,082.5	$1,008.8	$984.6	$4,104.5
Segment income (loss)
Flow	$65.0	$74.8	$77.5	$65.0	$282.3
Water Solutions	52.4	74.8	68.8	51.6	247.6
Pool	116.2	105.1	90.6	105.1	417.0
Other	(22.6)	(20.5)	(24.8)	(23.9)	(91.8)
Consolidated	$211.0	$234.2	$212.1	$197.8	$855.1
Return on sales
Flow	16.6%	18.2%	19.4%	17.2%	17.8%
Water Solutions	19.3%	22.2%	23.0%	19.1%	21.0%
Pool	31.9%	31.4%	29.3%	31.3%	31.0%
Consolidated	20.5%	21.6%	21.0%	20.1%	20.8%

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2022
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Flow	$358.1	$377.4	$389.5	$375.8	$1,500.8
Water Solutions	205.8	222.2	275.3	283.5	986.8
Pool	435.4	464.0	390.0	343.3	1,632.7
Other	0.3	0.6	0.3	0.3	1.5
Consolidated	$999.6	$1,064.2	$1,055.1	$1,002.9	$4,121.8
Segment income (loss)
Flow	$52.2	$59.1	$65.7	$65.3	$242.3
Water Solutions	22.2	32.5	49.3	45.0	149.0
Pool	116.3	136.7	109.3	99.8	462.1
Other	(18.6)	(22.4)	(17.4)	(27.3)	(85.7)
Consolidated	$172.1	$205.9	$206.9	$182.8	$767.7
Return on sales
Flow	14.6%	15.7%	16.9%	17.4%	16.1%
Water Solutions	10.8%	14.6%	17.9%	15.9%	15.1%
Pool	26.7%	29.5%	28.0%	29.1%	28.3%
Consolidated	17.2%	19.3%	19.6%	18.2%	18.6%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2023
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,028.6	$1,082.5	$1,008.8	$984.6	$4,104.5
Operating income	183.6	208.5	180.1	167.0	739.2
Return on sales	17.8%	19.3%	17.9%	17.0%	18.0%
Adjustments:
Restructuring and other	2.9	0.6	1.6	(1.7)	3.4
Transformation costs	8.5	6.0	13.5	16.3	44.3
Intangible amortization	13.8	13.9	13.8	13.8	55.3
Legal accrual adjustments and settlements	(1.9)	4.1	—	—	2.2
Asset impairment and write-offs	3.9	0.5	1.8	1.7	7.9
Equity income of unconsolidated subsidiaries	0.2	0.6	1.3	0.7	2.8
Segment income	211.0	234.2	212.1	197.8	855.1
Adjusted return on sales	20.5%	21.6%	21.0%	20.1%	20.8%
Net income from continuing operations—as reported	128.5	154.2	132.1	208.1	622.9
Pension and other post-retirement mark-to-market loss	—	—	—	6.1	6.1
Other income	—	(5.1)	—	—	(5.1)
Adjustments to operating income	27.2	25.1	30.7	30.1	113.1
Income tax adjustments (1)	(4.6)	(3.1)	(6.6)	(98.5)	(112.8)
Net income from continuing operations—as adjusted	$151.1	$171.1	$156.2	$145.8	$624.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.78	$0.93	$0.79	$1.25	$3.75
Adjustments	0.13	0.10	0.15	(0.38)	—
Diluted earnings per ordinary share—as adjusted	$0.91	$1.03	$0.94	$0.87	$3.75
(1) Income tax adjustments in the fourth quarter include $74.3 million resulting from favorable impacts of worthless stock deductions related to exiting certain businesses in our Water Solutions segment and favorable discrete items primarily related to the recognition of deferred tax assets.
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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2024
Excluding the Effect of Adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Down 2% - 3%	approx	Up 2% - 3%
Operating income	approx	Up 3% - 7%	approx	Up 17% - 20%
Adjustments:
Intangible amortization	approx	$14	approx	$55
Equity income of unconsolidated subsidiaries	approx	1	approx	4
Segment income	approx	Down 3% - flat	approx	Up 8% - 11%

Net income from continuing operations—as reported	approx	$135 - $140	approx	$636 - $653
Adjustments to operating income	approx	14	approx	55
Income tax adjustments	approx	(2)	approx	—
Net income from continuing operations—as adjusted	approx	$147 - $152	approx	$691 - $708
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$0.81 - $0.84	approx	$3.82 - $3.92
Adjustments	approx	0.07	approx	0.33
Diluted earnings per ordinary share—as adjusted	approx	$0.88 - $0.91	approx	$4.15 - $4.25
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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ended December 31, 2023 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	(2.3)%	0.7%	(0.2)%	(1.8)%	(4.9)%	0.1%	4.4%	(0.4)%
Flow	(0.9)%	1.6%	—%	0.7%	5.1%	0.3%	—%	5.4%
Water Solutions	(4.5)%	0.4%	(0.8)%	(4.9)%	1.1%	(0.3)%	18.5%	19.3%
Pool	(2.1)%	—%	—%	(2.1)%	(17.6)%	(0.1)%	—%	(17.7)%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2022
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$999.6	$1,064.2	$1,055.1	$1,002.9	$4,121.8
Operating income	145.8	190.8	147.1	111.6	595.3
Return on sales	14.6%	17.9%	13.9%	11.1%	14.4%
Adjustments:
Restructuring and other	2.1	1.1	12.5	16.7	32.4
Transformation costs	5.5	5.2	10.1	6.4	27.2
Intangible amortization	6.6	6.3	18.5	21.1	52.5
Legal accrual adjustments and settlements	(0.7)	0.5	—	0.4	0.2
Asset impairment and write-offs	—	—	—	25.6	25.6
Inventory step-up	—	—	5.8	—	5.8
Deal-related costs and expenses	6.4	1.6	13.4	0.8	22.2
Russia business exit impact	5.9	—	(0.8)	(0.4)	4.7
Equity income of unconsolidated subsidiaries	0.5	0.4	0.3	0.6	1.8
Segment income	172.1	205.9	206.9	182.8	767.7
Adjusted return on sales	17.2%	19.3%	19.6%	18.2%	18.6%
Net income from continuing operations—as reported	118.5	153.0	115.4	96.3	483.2
Gain on sale of businesses	—	—	(0.2)	—	(0.2)
Pension and other post-retirement mark-to-market gain	—	—	—	(17.5)	(17.5)
Amortization of bridge financing fees	2.6	5.1	1.3	—	9.0
Adjustments to operating income	25.8	14.7	59.5	70.6	170.6
Income tax adjustments	(5.4)	(3.8)	(12.3)	(14.4)	(35.9)
Net income from continuing operations—as adjusted	$141.5	$169.0	$163.7	$135.0	$609.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.71	$0.92	$0.70	$0.58	$2.92
Adjustments	0.14	0.10	0.29	0.24	0.76
Diluted earnings per ordinary share—as adjusted	$0.85	$1.02	$0.99	$0.82	$3.68